UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 2006 Share Incentive Plan

On June 9, 2015, at the 2015 Annual Meeting of the Stockholders (the “Annual Meeting”) of BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”), BioMarin’s stockholders approved amendments to the Company’s Amended and Restated 2006 Share Incentive Plan (the “Share Incentive Plan”) to, among other things, (i) increase the aggregate number of shares of common stock authorized for issuance under the Share Incentive Plan from 31,000,000 to 41,500,000, (ii) implement various additional features such as providing for a minimum vesting period of one-year for awards, removing liberal share counting on stock options and limiting the ability to accelerate the vesting of awards, and (iii) update and enhance the plan’s provisions addressing compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The amendments to the 2006 Share Incentive Plan had been previously approved, subject to stockholder approval, by the Board of Directors of BioMarin. The amendments to the 2006 Share Incentive Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2006 Share Incentive Plan is set forth in BioMarin’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2015 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2006 Share Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amended and Restated Employment Agreements with Executive Officers

On June 10, 2015, the Compensation Committee of the Board of Directors of the Company approved modifications to the employment agreements of its executive officers (each, a “Restated Employment Agreement”), including the Company’s named executive officers (other than the Company’s chief executive officer) (the “Executives”). Each of the Executives entered into a Restated Employment Agreement with the Company effective June 10, 2015.

The Restated Employment Agreements supersede and replace the current employment agreements, as amended and previously filed with the SEC, of each of the Executives (collectively, the “Prior Employment Agreements”). The Company entered into the Restated Employment Agreements primarily to adjust severance payments to the Executives upon a Change in Control and upon employment termination to meet current market and peer company practices as well as to clarify certain terms therein. Terms not defined herein have the meanings ascribed to them in the Restated Employment Agreements.

The Restated Employment Agreements reflect, among other matters, various changes related to severance payments, including the following. Upon a Change in Control, the Executives will receive the full acceleration and exercisability of all unvested stock options and restricted stock units (and in the case of restricted stock units subject to a performance vesting requirement, such restricted stock units shall be deemed vested and exercisable as if the Company achieved 100% of its target levels), which is consistent with the benefits the Executives would have already received under the our severance policy. Upon termination for Cause or resignation without Good Reason, such Executive will be entitled to receive the compensation and the benefits that have accrued as of the date of termination. Upon termination without Cause or resignation for Good Reason, in connection with a Change of Control, such Executive will be entitled to receive 200% of base salary, 200% of the target bonus, a pro-rated bonus for the year in which termination occurs, full vesting of all unvested stock options and restricted stock units, paid premiums under COBRA for 24 months, and outplacement assistance. Upon a termination not in connection with a Change in Control, such Executive will be entitled to receive 150% of base salary, 150% of the target bonus, a pro-rated bonus for the year in which termination occurs, and an additional 12 months of vesting on all stock option awards and restricted stock units awards granted either (x) prior to the date of the Restated Employment Agreement or (y) granted more than 12 months prior to such Executive’s termination date (the “Separation Date”) and which are not fully vested as of the Separation Date, paid premiums under COBRA for 18 months, and outplacement assistance.

Additionally, the Restated Employment Agreements contain minor changes to further clarify each Executive’s status as an “at-will” employee of the Company, to ensure compliance with Section 409A and Section 280G of the Code, and to include an arbitration provision to resolve any disputes arising out of or in connection with the Restated Employment Agreements. The Restated Employment Agreements are in substantially the same form as the Prior Employment Agreements, taking into account all amendments thereto.

The foregoing description of the Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Restated Employment Agreement used for each of the Executives, which is attached hereto as Exhibit 10.2 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Amended and Restated Bylaws

On June 9, 2015, in connection with its periodic review of the Company’s corporate governance documents, the Board of Directors of the Company (the “Board”) voted to amend and restate the Amended and Restated By-Laws of BioMarin Pharmaceutical Inc. (as so amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately upon their adoption. The amendment:

•	clarifies that the chairperson of any meeting has the power to adjourn such meeting whether or not a quorum is present at the meeting;

•	provides the Board with greater flexibility in setting the size of the Board;

•	clarifies that no committee of the Board shall have the authority to (i) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval); or (ii) adopt, amend or repeal the Company’s bylaws; and

•	incorporates the position of lead independent director.

The foregoing summary of the Amended and Restated Bylaws, as amended and restated, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2015, BioMarin held the Annual Meeting at the Le Méridien Hotel, 333 Battery Street, San Francisco, California. A total of 160,308,751 shares of Common Stock were entitled to vote as of April 10, 2015, the record date for the Annual Meeting. There were 146,009,748 shares of Common Stock present in person or represented by proxy at the Annual Meeting, at which the stockholders were asked to vote on five (5) proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

Directors Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	129,187,592	3,775,590	13,046,566
Kenneth M. Bate	131,689,043	1,274,139	13,046,566
Michael Grey	132,364,380	598,802	13,046,566
Elaine J. Heron, Ph.D.	132,165,501	797,681	13,046,566
Pierre Lapalme	132,126,813	836,369	13,046,566
V. Bryan Lawlis, Ph.D.	132,471,704	491,478	13,046,566
Richard A. Meier	132,452,215	510,967	13,046,566
Alan J. Lewis	132,336,267	626,915	13,046,566
Dennis J. Slamon, M.D., Ph.D.	132,479,398	483,734	13,046,566
William D. Young	131,076,064	1,887,118	13,046,566

Based on the votes set forth above, each of the ten nominees set forth above was duly elected to serve as a director of BioMarin for a one year term, or until his or her respective successor has been duly elected and qualified at the next annual meeting of stockholders of BioMarin.

Proposal 2. Vote on the Amendments to the 2006 Share Incentive Plan

The vote to approve amendments to the 2006 Share Incentive Plan, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
119,227,331	13,561,144	174,707	13,046,566

Based on the votes set forth above, the amendments to the 2006 Share Incentive Plan, as set forth in the Proxy Statement, were approved by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
128,436,700	4,030,948	495,534	13,046,566

Based on the votes set forth above, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, was approved in an advisory vote by the stockholders.

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the fiscal year ending December 31, 2015 received the following votes:

For	Against	Abstain
145,037,010	793,066	179,672

Based on the votes set forth above, the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2015 was duly ratified by the stockholders.

Proposal 5: Shareholder Proposal Relating to Sustainability Reporting

The shareholder proposal relating to sustainability reporting received the following votes:

For	Against	Abstain
29,779,671	87,774,438	16,409,073

Based on the votes set forth above, the shareholder proposal relating to sustainability reporting was rejected by the stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

3.1	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc.

10.1 †	BioMarin Pharmaceutical Inc. Amended and Restated 2006 Share Incentive Plan, as adopted on May 2, 2006 and as amended and restated on April 16, 2015.

10.2 †	Form of Amended and Restated Employment Agreement for the Company’s Named Executive Officers (other than the Company’s Chief Executive Officer).

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: June 15, 2015	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc.

10.1 †	BioMarin Pharmaceutical Inc. Amended and Restated 2006 Share Incentive Plan, as adopted on May 2, 2006 and as amended and restated on April 16, 2015.

10.2 †	Form of Amended and Restated Employment Agreement for the Company’s Named Executive Officers (other than the Company’s Chief Executive Officer).

†	Management contract or compensatory plan or arrangement.